Exhibit 2
Distribution Financial Services MarineTrust 1999-2
May 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement


Beginning Pool Balance         452,181,806.21
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                              Prior                                 Current
          Class          Principal Pymts. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
          A-1                $0.00           0.0000000           $8,819,609.18        41.7796909
          A-2                $0.00           0.0000000                   $0.00         0.0000000
          A-3                $0.00           0.0000000                   $0.00         0.0000000
          A-4                $0.00           0.0000000                   $0.00         0.0000000
          A-5                $0.00           0.0000000                   $0.00         0.0000000
          A-6                $0.00           0.0000000                   $0.00         0.0000000
            B                $0.00           0.0000000                   $0.00         0.0000000
            C                $0.00           0.0000000                   $0.00         0.0000000

Distribution Allocable to Interest on Notes
                                Prior                                 Current
Class        Rate          Interest Payment  $1000 of orig.prin.bInterest Payments$1000 of orig.prin.bal
A-1           5.50%               $0.00           0.0000000      $507,027.61         2.4018589
A-2           5.98%               $0.00           0.0000000      $276,908.88         4.9833333
A-3           6.20%               $0.00           0.0000000      $558,666.50         5.1666667
A-4           6.48%               $0.00           0.0000000      $357,517.80         5.4000000
A-5         6.6656%               $0.00           0.0000000      $299,946.45         5.5546668
  B           6.93%               $0.00           0.0000000      $190,575.00         5.7750000
  C           7.61%               $0.00           0.0000000      $139,516.67         6.3416668

Note Balance After Giving Effect to Principal Distribution
         Class   Beginning Balance        Pool Factor   Ending Balance         Pool Factor
          A-1      211,098,000.00            1.0000000  $110,624,206.74       524.0419461
          A-2       55,567,000.00            1.0000000   $55,567,000.00         1.0000000
          A-3      108,129,000.00            1.0000000  108,129,000.00          1.0000000
          A-4       66,207,000.00            1.0000000   66,207,000.00          1.0000000
          A-5       53,999,000.00            1.0000000   53,999,000.00          1.0000000
            B       33,000,000.00            1.0000000   33,000,000.00          1.0000000
            C       22,000,000.00            1.0000000   22,000,000.00          1.0000000

Servicing Fee                                                                 $188,409.09
Servicing Fee Per $1,000 of Orig.Note                                           0.3425620

Realized Losses                                                                $73,910.68

Reserve Account Balance                                                    $20,563,914.44

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                            $11,221,392.58
          Interest Payments Received                                         $2,977,027.16
          Scheduled Principal Payments Received                              $1,839,026.61
          Principal Prepayments Received                                     $6,405,338.81

Distribution to Residual Interestholders                                             $0.00

Noteholders' Interest Carryover Shortfall                                            $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                        0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in
related Collection Period                                                            $0.00

Ending Pool Balance                                                        $443,863,530.11
Ending Pool Factor                                                              0.80702444